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                                                             Exhibit 99.Code Eth

                             PENN SERIES FUNDS, INC.
                                 (the "Company")

                    SENIOR FINANCIAL OFFICERS' CODE OF ETHICS
                                    ("Code")

Introduction

The reputation and integrity of the Company are valuable assets that are vital to the Company's success. Each employee of the Company, including each of the Company's senior financial officers ("SFOs" or "you"), is responsible for conducting the Company's business in a manner that demonstrates a commitment to the highest standards of integrity. SFOs include the President, Controller and Assistant Controller of the Company.

Purposes of the Code

The purposes of this Code are to determine wrong-doing and to promote:

      o Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications the Company makes;

      o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o     Compliance with applicable laws, rules and regulations;

      o Prompt internal reporting to an appropriate person of violations of the Code; and

      o     Accountability for adherence to the Code.

Questions about this Code

The Company's Board of Directors has designated [Name] to be the Code Compliance Officer for the implementation and administration of this Code. Questions about the Code should be directed to the Code Compliance Officer.

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Ethical Standards

The Company has adopted the following guidelines under which the SFOs perform their duties. However, the Company expects all employees who participate in the preparation of any part of the Company's financial statements to follow the guidelines:

      o Act with honesty and integrity and avoid violations of this Code, including actual or apparent conflicts of interest with the Company in personal and professional relationships.

      o Disclose to the Code Compliance Officer any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Company. You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship. If it is not possible to disclose the matter to the Code Compliance Officer, it should be disclosed to the President of the Company.

      o Provide information to the Company's other employees and service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.

      o Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Company's periodic reports.

      o Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

      o Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

      o Respect the confidentiality of information acquired in the course of your work except when you have Company approval to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage.

      o Share and maintain skills important and relevant to the Company's needs.

      o     Promote ethical behavior among peers in your work environment.

      o Responsibly use and control all assets and resources employed or entrusted to you.

      o Record or participate in the recording of entries in the Company's books and records that are accurate to the best of your knowledge.


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Annual Certification

SFOs will receive periodic communication on the contents and importance of this Code and the manner in which violations must be reported and waivers must be requested. Each SFO will be asked to certify on an annual basis that he/she is in full compliance with the Code. A copy of the Annual Certification form is attached to the Code as Exhibit A.

Waivers of this Code

You may request a waiver of a provision of this Code by submitting your request in writing to the Code Compliance Officer for appropriate review (or to the President of the Company if you are the Code Compliance Officer). For example, if a family member works for a service provider that prepares the Company's financial statements, you may have a potential conflict of interest in reviewing those statements and should seek a waiver of this Code to review the work. The President of the Company or the Audit Committee will decide whether to grant a waiver. All waivers of this Code must be disclosed to the Company's shareholders to the extent required by SEC rules.

Reporting Suspected Violations

SFOs who observe, learn of, or, in good faith, suspect a violation of the Code must immediately report the violation to the Code Compliance Officer or to the Audit Committee of the Board. An example of a possible Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

Because service providers to the Company perform much of the work relating to the Company's financial statements, you should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct . You should report these actions to the Compliance Officer even if you know, or think, that the service provider has its own code of ethics for its SFOs.

SFOs who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

Violations of the Code

Dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether this Code refers specifically to that particular conduct. A violation of this Code may result in disciplinary action, up to and including termination of employment. A variety of laws apply to the Company and its operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Company directors and officers, and criminal laws. The federal securities laws generally prohibit the Company from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact. These material misstatements and omissions include financial statements that are misleading or omit materials facts.


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Examples of criminal violations of the law include stealing, embezzling, misapplying corporate or bank funds, making a payment for an expressed purpose on the Company's behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Company's activities. The Company must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.


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                             PENN SERIES FUNDS, INC.
                                 (the "Company")

                    SENIOR FINANCIAL OFFICERS' CODE OF ETHICS
                                    ("Code")

                             Annual Certification of
                            Senior Financial Officer

      I hereby certify that I have read and fully understand the Senior Financial Officers' Code of Ethics. Further, I certify that I am in full compliance with the Code.

                                               --------------------------
                                                        [Name]

                                               --------------------------
                                                        [Title]
Date:  ___________________


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